Exhibit 10.8

HYDRIL COMPANY
NONEMPLOYEE DIRECTOR
STOCK OPTION AGREEMENT

     This Option Agreement between Hydril Company (the “Company”) and «First_Name» «Middle_I» «Last_Name» (the “Optionee”), a nonemployee director of the Company or its Subsidiary, regarding Nonqualified Stock Options (as defined in the Hydril Company 2000 Incentive Plan (the “Plan”) granted to the Optionee on «Grant_Date»(the “Grant Date”) to purchase from the Company up to but not exceeding in the aggregate «Shares» shares of Common Stock (as defined in the Plan), at «Share_Price» per share, such number of shares and such price per share being subject to adjustment as provided in Section 15 of the Plan, and further subject to the following terms and conditions:

     1. Relationship to Plan. This Option is intended to be a nonqualified stock option within the meaning of Section 83 of the Code. This Option is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.

     2. Vesting Schedule. This Option shall become fully vested upon the earliest to occur of:

     (a) the completion of one year of service as a Nonemployee Director or

     (b) The termination of the Optionee’s status as a member of the Board in connection with a change in control of the Company, as determined by the Board.

     3. Exercise Schedule.

     (a) This Option shall become exercisable by the Optionee with respect to 33 1/3% of the aggregate number of shares of Common Stock subject to this Option on each of the first and second anniversaries of the Grant Date and with respect to the remaining number of shares of Common Stock subject to this Option on the third anniversary of the Grant Date.

     (b) This Option shall become fully exercisable, irrespective of the limitations set forth in subparagraph (a) above, if the Optionee terminates his status as a member of the Board.

     4. Termination of Option. The Option hereby granted shall
terminate and be of no force and effect with respect to any shares of Common Stock not previously purchased by the Optionee upon the tenth anniversary of the Grant Date.

     5. Exercise of Option. Subject to the limitations set forth herein and in the Plan, this Option may be exercised by written notice provided to the Company as set forth in paragraph 6. Such written notice shall (i) state the number of shares of Common Stock with respect to which the Option is being exercised and (ii) be accompanied by a check, cash or money order, payable to Hydril Company, in the full amount of the purchase price for any shares of Common Stock being acquired, or by other consideration in the form and manner approved by the Committee pursuant to Section 11 of the Plan.

     Notwithstanding anything to the contrary contained herein, the Optionee agrees that he will not exercise the Option granted pursuant hereto, and that the Company will not be obligated to issue any option shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or any stock exchange of transaction quotation system.

     The Optionee agrees that, unless the Options and shares covered by the Plan have been registered pursuant to the Securities Act of 1933, as amended (the “Act”), the Company may, at its election, require the Optionee to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares of any part thereof.

     If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, the time for delivery thereof, which would otherwise be as promptly as possible, shall be postponed for the period of time necessary to take such action.

     6. Notices. Notice of exercise of the Option must be made in the following manner, using such forms as the Company may from time to time provide:

     (a) by registered or certified United States mail, postage prepaid, to Hydril Company, ATTENTION: Corporate Secretary, 3300 North Sam Houston Parkway East, Houston, Texas 77032, in which case the date of exercise shall be the date of mailing; or

     (b) by hand delivery or otherwise to Hydril Company, ATTENTION: Corporate Secretary, 3300 North Sam Houston Parkway East, Houston, Texas 77032, in which case the date of exercise shall be the date when receipt is acknowledged by the Company.

     Any other notices provided for in this Agreement or in the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Optionee, five days after deposit in the United States mail, postage prepaid, addressed to the

     Optionee at the address specified at the end of this Agreement or at such other address as the Optionee hereafter designates by written notice to the Company.

     7. Assignment of Option. Except as otherwise permitted by the Committee, the Optionee’s rights under the Plan and this Agreement are personal; no assignment or transfer of the Optionee’s rights under and interest in this Option may be made by the Optionee other than by will or by the laws of descent and distribution; and this Option is exercisable during his lifetime only by the Optionee.

     Notwithstanding the foregoing, the Option is transferable by the Optionee to (a) the spouse, parent, brother, sister, children or grandchildren (including adopted and stepchildren and grandchildren) of the Optionee (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (c) a partnership or partnerships in which such Immediate Family Members have at least 99% of the equity, profit and loss interests. Subsequent transfers of a transferred Option shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Optionee or a person to whom the original Optionee could have made a transfer in the manner described herein. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as otherwise provided herein, the term “Optionee” shall be deemed to refer to the transferee.

     After the death of the Optionee, exercise of the Option shall be permitted only by the Optionee’s executor or the personal representative of the Optionee’s estate or a permitted assignee of the Optinoee, and only to the extent that the Option was exercisable on the date of the Optionee’s death.

     8. Stock Certificates. Certificates representing the Common Stock issued pursuant to the exercise of the Option will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Option. The Company may place a “stop transfer” order against shares of the Common Stock issued pursuant to the exercise of this Option until all restrictions and conditions set forth in the Plan or, this Agreement and in the legends referred to in this paragraph 8 have been complied with.

     9. No Shareholder Rights. The Optionee shall have no rights of a shareholder with respect to shares of Common Stock subject to the Option unless and until such time as the Option has been exercised and ownership of such shares of Common Stock has been transferred to the Optionee.

     10. Director Status Not Guaranteed. No provision of this Option Agreement shall confer any right upon the Optionee to continued status as a member of the Board of the Company or any Subsidiary.

     11. Governing Law. This Option Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware.

HYDRIL COMPANY

Dated	By

Name: <CEO Name>
Title: President and Chief Executive Officer

     The Optionee hereby accepts the foregoing Option Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

Date:

Optionee’s Signature

«First_Name» «Middle_I» «Last_Name»
«Address»
«City_State»